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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM T-1

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                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE

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              Check if an application to determine eligibility of
                    a Trustee pursuant to Section 305(b)(2)   /X/

                               MELLON BANK, N.A.
                               (Name of Trustee)
                25-0659306                                   U.S.
   (I.R.S. Employer Identification No.)        (Jurisdiction of incorporation)

                             One Mellon Bank Center
                          Pittsburgh, PA   15258-0001
                    (Address of Principal Executive Office)

                              BRIDGET M. SCHESSLER
                                 Vice President
                               MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-0139
           (Name, Address and Telephone Number of Agent for Service)

                            -----------------------

                                 ADVANTA CORP.
                               (Name of Obligor)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1462070
                      (I.R.S. Employer Identification No.)

       BRANDYWINE CORPORATE CENTER, 650 NAAMANS ROAD, CLAYMONT, DE  19703
                    (Address of Principal Executive Offices)

                 REDIRESERVE VARIABLE RATE CERTIFICATES, NOTES
                        (Title of Indenture Securities)
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1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
    TRUSTEE --

    (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of the Currency                   Washington, D.C.
                 Federal Reserve Bank of Cleveland             Cleveland, Ohio
                 Federal Deposit Insurance Corporation         Washington, D.C.

    (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         Exhibit 1                -   Copy of articles of association of the
                                      trustee as now in effect, filed as
                                      Exhibit 1 to trustee's statement of
                                      eligibility and qualification,
                                      Registration No. 33-46990, and
                                      incorporated herein by reference.

         Exhibit 2                -   Copy of certificate of the authority of
                                      the trustee to commence business, copy of certificate of consolidation with the
                                      Union Trust Company of Pittsburgh and
                                      copy of certificate approving merger of
                                      Mellon National Bank and Trust Company
                                      into Mellon Bank, N.A. filed as Exhibit
                                      T1A(b) to trustee's statement of
                                      eligibility and qualification,
                                      Registration No. 33-13020, and
                                      incorporated herein by reference.

         Exhibit 3                -   Copy of certificate as to authority of
                                      the trustee to exercise corporate trust
                                      powers, filed as Exhibit T1A(c) to
                                      trustee's statement of eligibility and
                                      qualification, Registration No.
                                      33-13020, and incorporated herein by
                                      reference.

         Exhibit 4                -   Copy of existing by-laws of the trustee,
                                      filed as Exhibit 4 to trustee's statement of eligibility and qualification,
                                      Registration No. 33-46990, and
                                      incorporated herein by reference.

         Exhibit 5                -   Copy of each indenture referred to in
                                      Item 4, if the obligor is in default.
                                      Not Applicable.

         Exhibit 6                -   Consent of the trustee required by
                                      Section 321(b) of the Act, filed as
                                      Exhibit T1D to trustee's statement of
                                      eligibility and qualification,
                                      Registration No. 33-13020, and
                                      incorporated herein by reference.

         Exhibit 7                -   Copy of the latest report of condition of
                                      the trustee transmitted electronically
                                      pursuant to law or the requirements of
                                      its supervising or examining authority.





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                                   SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 13TH DAY OF OCTOBER, 1995.



                                               MELLON BANK, N.A.
                                               TRUSTEE



                                               By:     Bridget M. Schessler
                                                  ---------------------------
                                                       Bridget M. Schessler
                                                          Vice President





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                                   EXHIBIT 7

                              REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                               MELLON BANK, N.A.
                               FOR JUNE 30, 1995

         IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON JUNE 30, 1995; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

         CHARTER NO.  6301                               NORTHEASTERN DISTRICT

                     STATEMENT OF RESOURCES AND LIABILITIES
                                 (in thousands)

ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . .   $  2,064,905
    Interest-bearing balances   . . . . . . . . . . . . . . . . . . . . . . . . .      1,295,128
Securities:
    Held-to-maturity securities   . . . . . . . . . . . . . . . . . . . . . . . .      2,916,066
    Available-for-sale securities   . . . . . . . . . . . . . . . . . . . . . . .      1,903,479
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        375,564
Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . . . . . .     $  22,945,571
    LESS:  Allowance for loan and lease losses  . . . . . . . . .           392,872
    Loans and leases, net of unearned income, allowance, and reserve  . . . . . .     22,552,699
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . .        503,092
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . .        462,332
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         67,075
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . .        248,411
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        849,113
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,339,251

          TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34,577,115

LIABILITIES
Deposits:
    In domestic offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19,895,046
         Noninterest-bearing  . . . . . . . . . . . . . . . . . .         5,174,886
         Interest-bearing . . . . . . . . . . . . . . . . . . . .        14,720,160
    In foreign offices, Edge and Agreement subsidiaries, and IBFs   . . . . . . .      3,474,360
         Noninterest-bearing  . . . . . . . . . . . . . . . . . .            12,639
         Interest-bearing . . . . . . . . . . . . . . . . . . . .         3,461,721
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . . .      3,549,011
    Securities sold under agreements to repurchase  . . . . . . . . . . . . . . .        306,661
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . .        800,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        468,684
Other borrowed money:
    With original maturity of one year or less  . . . . . . . . . . . . . . . . .      1,395,704
    With original maturity of more than one year  . . . . . . . . . . . . . . . .        287,098
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . .          1,227
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . .        248,411
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . .        398,088
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        627,366
              TOTAL LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . .     31,451,656
EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        167,285
Surplus (exclude all surplus related to preferred stock)  . . . . . . . . . . . .      1,027,567
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . .      1,963,156
Net unrealized holding gains (losses) on available-for-sale securities  . . . . .        (25,447)
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . .         (7,102)
              TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . .      3,125,459
              TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL     34,577,115





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         I, Michael K. Hughey, Senior Vice President and Corporate Controller
of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               Michael K. Hughey
                                                                  August 8, 1995


         We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                FRANK V. CAHOUET
                                                                  W. KEITH SMITH
                                                                CHARLES A. CORRY





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